UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2013

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DEX ONE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On February 27, 2013, Dex One Corporation (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the NYSE had determined to commence proceedings to delist the Company’s Common Stock from the NYSE.  The NYSE’s delisting determination was based on the fact that the Company had fallen below the continued listing standard in Section 802.01B of the NYSE Listed Company Manual which requires the Company to maintain an average global market capitalization over a consecutive 30 trading-day period of not less than $100 million.

The Company has notified the NYSE that it will appeal the determination.  During the appeal process, the Company anticipates that its common stock will continue to trade on the NYSE.

The Company issued a press release on February 27, 2013, announcing that it had received notice of the NYSE’s delisting determination and that the Company intends to appeal the determination.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

            The information from Item 3.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued February 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEX ONE CORPORATION

/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel and
Chief Administrative Officer

Date: February 27, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued February 27, 2013